UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
(October 30, 2020)

COLGATE-PALMOLIVE COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.000% Notes due 2021	CL 21A	New York Stock Exchange
0.500% Notes due 2026	CL 26	New York Stock Exchange
1.375% Notes due 2034	CL 34	New York Stock Exchange
0.875% Notes due 2039	CL 39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2020, the Board of Directors (the “Board”) of Colgate-Palmolive Company (the “Company”) elected Stanley J. Sutula III as the company’s Chief Financial Officer, reporting to Chairman, President and Chief Executive Officer, Noel R. Wallace, effective November 9, 2020.  Mr. Sutula will succeed Henning I. Jakobsen who will remain at the Company until December 31, 2020 to provide for an orderly transition and will then retire from the Company and return to his home in Denmark.

Mr. Sutula, 55, will join the Company from Pitney Bowes Inc. (“Pitney Bowes”), a global technology company, where he has been Executive Vice President and Chief Financial Officer since February 2017.  Prior to Pitney Bowes, Mr. Sutula spent over 28 years at International Business Machines Corporation, a global technology company, in various executive finance positions of increasing responsibility both in the United States and in Europe.

The independent Personnel and Organization Committee (the “Committee”) of the Board approved the following compensatory arrangements for Mr. Sutula in his role as Chief Financial Officer of the Company, effective November 9, 2020.  Mr. Sutula will receive a base salary of $850,000.  He will receive an annual cash bonus for 2020 equal to the actual annual bonus he would have received from Pitney Bowes had he remained in his current role.  Mr. Sutula will also receive replacement equity awards as follows:  (i) stock options with an eight-year term valued at $1,179,000, vesting ratably over three years; (ii) restricted stock units valued at $874,000, vesting ratably over three years; and (iii) restricted stock units valued at $1,380,000, vesting in February 2023.  Mr. Sutula will also receive cash payments in each of March 2021 and March 2022 equal to the value of the restricted stock units he would have received under the Pitney Bowes long-term incentive compensation program had he remained in his current role.  To compensate Mr. Sutula for certain retirement and other benefits he will forego upon his departure from Pitney Bowes, he will also receive a one-time sign-on bonus of $100,000.

In addition, Mr. Sutula will participate in the Company’s annual cash bonus program with a target annual bonus opportunity for 2021 of 90% of base salary.  He will also participate in the Company’s long-term performance-based restricted stock unit program and will receive an annual grant of stock options, in each case with a target value of $1,060,000.  His first grants under these programs will be made in 2021.  Mr. Sutula’s actual awards under these programs may vary from target based on performance in accordance with the formulas and methodologies employed in the applicable programs, as determined by the Committee.

In connection with his departure from the Company, Mr. Jakobsen will receive certain severance payments and benefits in accordance with a termination for company convenience as described in the Company’s 2020 Proxy Statement, including a $1,275,000 cash payment representing 18 months of Mr. Jakobsen’s current salary, as well as relocation benefits in accordance with the Company’s International Assignment Policy and reimbursement of certain costs associated with the lease of Mr. Jakobsen’s current primary residence.  The foregoing description of Mr. Jakobsen’s termination benefits is qualified in its entirety by reference to the Separation Agreement between the Company and Mr. Jakobsen, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.  The following exhibit is filed with this document:

Exhibit Number	Description

10.1	Separation Agreement between Henning Jakobsen and Colgate-Palmolive Company

99.1	Press release, dated October 30, 2020, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: October 30, 2020	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement between Henning Jakobsen and Colgate-Palmolive Company

99.1	Press release, dated October 30, 2020, issued by Colgate-Palmolive Company

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